UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2012, the stockholders of Take-Two Interactive Software, Inc. (the “Company”) approved an amendment (the “Plan Amendment”) to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”). Additional information regarding the results of the Company’s Annual Meeting is set forth below in this Report under Item 5.07.

The Plan Amendment amends the Plan to increase the number of shares of common stock available under the Plan by an additional 2,800,000 shares, from 12,650,000 to 15,450,000 shares (Section 4.1(a)).

The foregoing description of the Plan Amendment is qualified in its entirety by the full text of the Plan Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 21, 2012, the Company amended its Restated Certificate of Incorporation to increase the number of authorized shares of its common stock from 150 million to 200 million. The stockholders of the Company approved the amendment (the “COI Amendment”) at the Annual Meeting. The COI Amendment became effective upon filing of the Company’s Amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 21, 2012. The foregoing description of the COI Amendment is qualified in its entirety by the full text of the COI Amendment, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On September 20, 2012, the Company held its Annual Meeting in New York, New York. As of the record date for the Annual Meeting, the Company had 90,160,732 shares of Common Stock issued and outstanding. At the Annual Meeting, 75,649,060 shares of Common Stock were represented in person or by proxy. The following matters were submitted to a vote of the stockholders at the Annual Meeting:

(a)                         Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified were as follows:

	For	Withhold
Strauss Zelnick	64,146,786	2,562,493
Robert A. Bowman	65,283,204	1,426,075
SungHwan Cho	62,913,283	3,795,996
Michael Dornemann	65,066,766	1,642,513
Brett Icahn	55,817,330	10,891,949
J Moses	65,051,844	1,657,435
James M. Nelson	65,305,065	1,404,214
Michael Sheresky	62,856,123	3,853,156

There were 8,939,781 Broker Non-Votes for the directors.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified.

(b)                        Votes regarding the approval of the Plan Amendment to increase the available shares reserved thereunder by 2,800,000 were as follows:

For	Against	Abstain	Broker Non-Votes
54,118,554	12,530,241	60,484	8,939,781

Based on the votes set forth above, the Plan Amendment to increase the available shares reserved thereunder by 2,800,000 was duly approved by our stockholders.

(c)                         Votes regarding the approval of the COI Amendment to increase the number of authorized shares of its common stock from 150 million to 200 million:

For	Against	Abstain
71,816,694	3,720,528	111,838

Based on the votes set forth above, the COI Amendment to increase the number of authorized shares of its common stock from 150 million to 200 million was duly approved by our stockholders.

(d)                        Advisory votes regarding the approval of the compensation of the named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
60,525,178	4,570,628	1,613,473	8,939,781

Based on the advisory votes set forth above, the compensation of the named executive officers was duly approved by our stockholders.

(e)                         Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2013, were as follows:

For	Against	Abstain
75,160,263	400,753	88,044

Based on the votes set forth above, the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2013 was duly ratified by our stockholders.

Item 9.01.              Financial Statements and Exhibits.

(d)                    Exhibits. The following exhibit is being filed herewith:

3.1                                                      Certificate of Amendment of the Restated Certificate of Incorporation, dated September 21, 2012.

10.1                                                Amended and Restated Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 27, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Deputy General Counsel and Secretary

Date:  September 24, 2012

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation, dated September 21, 2012.
10.1

Amended and Restated Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 27, 2012).